UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 24, 2005

Metaphor Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-13858	86-0214815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 2nd Street, Suite 102, Encinitas, CA		92024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		760—230-2300

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On May 12, 2005, Metaphor Corp., a Nevada corporation (“Metaphor”), entered a definitive sale and purchase agreement (the “Agreement”) with 8 Holdings LLC, a Colorado limited liability company, Hong Kong Huicong International Group Limited, a British Virgin Islands company (the “CMN Shareholder”), certain key members of management of CMN (“CMN Management”), and China Media Network International Inc., a British Virgin Islands company (“CMN”). Pursuant to the terms of the Agreement, the CMN Shareholder will transfer 100% of its equity ownership in CMN to Metaphor and Metaphor, in turn, will issue to the CMN Shareholder shares of common stock, par value $0.0001 (the “Metaphor Common Stock”), representing 28.68% of Metaphor’s Common Stock and shall make a payment in the amount of US$3,785,000 in cash to the CMN shareholder.

The percentage of Metaphor Common Stock to be issued shall be adjusted if the final result of CMN’s audited combined net profit after tax and minority interests for the year ended December 31, 2004 is less than RMB 9,000,000. Any such decrease in percentage of Metaphor Common Stock to be issued shall be the same amount of the decrease in percentage from RMB 10,000,000 to the actual amount of net profit, but in no event shall the CMN Shareholder receive less than 18.68% of the Metaphor Common Stock.

Consummation of the transactions contemplated by the Agreement is anticipated to occur on or prior to July 31, 2005, subject to closing conditions, including among other things:

•	CMN’s completion of a restructuring of its television advertising businesses currently carried out by CMN’s operating companies in China;

•	Metaphor completing and reasonably satisfying itself with the legal and financial due diligence of CMN and its operating companies;

•	Metaphor having not less than USD$10 million in cash as of the closing;

•
Metaphor entering into a loan agreement pursuant to which it has agreed to repay over the course of 5 years, the USD$ equivalent of RMB30,000,000, currently owed by the CMN operating companies to the CMN Shareholder; and

•	CMN Management entering into service contracts with Metaphor

The Agreement provides for payment of a termination fee in the amount of USD$500,000 if either Metaphor or CMN breaches certain provisions of the Agreement, which results in a termination of the Agreement.

Metaphor is a public shell company that ceased operating in 2003 and since then has been seeking a candidate for merger. CMN’s operating subsidiaries are engaged in the domestic television advertising business in China. Upon completion the transactions, Metaphor will be the parent company to the operating subsidiaries.

The description of the transactions contemplated by the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
10.10 10.10(a) 10.10(b)

Sale and Purchase Agreement, dated as of May 12, 2005, by and among Metaphor Corp., 8 Holdings LLC, Hong Kong Huicong International Group Limited, each of Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong, and China Media Network International Inc.

China Media Networks Disclosure Schedule

Metaphor Corporation Disclosure Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAPHOR CORP.

By: /s/Mark L. Baum
Name: Mark L. Baum
Title: Chief Executive Officer

Dated: May 24, 2005

Exhibit Index

Exhibit	Description
10.10

Sale and Purchase Agreement, dated as of May 12, 2005, by and among Metaphor Corp., 8 Holdings LLC, Hong Kong Huicong International Group Limited, each of Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong, and China Media Network International Inc.